Exhibit 99.1

TRANSACT TECHNOLOGIES INITIATES QUARTERLY CASH DIVIDEND POLICY

HAMDEN, CT – September 10, 2012 – TransAct Technologies Incorporated (NASDAQ: TACT), a global leader in market-specific solutions, including printers, terminals, software and other products for transaction-based and other industries, today announced that it plans to initiate  a quarterly cash dividend policy beginning in 2012.  Subject to declaration by the Board of Directors, the Company’s initial quarterly dividend is expected to be $0.06 per share, for an annual payout of $0.24, which the Company plans to begin paying in the fourth quarter of 2012.

The company anticipates paying a cash dividend in December, March, June and September of each year.  Future declarations of dividends are subject to Board approval and may be adjusted as business needs or market conditions change.

In conjunction with its dividend policy, the Company is suspending its previously announced 10b5-1 stock repurchase program; however, the Company remains authorized to purchase stock from time to time under its existing $15 million stock buyback program depending on market conditions and other factors.

“Our Board’s decision to institute a dividend policy at this time underscores our commitment to enhancing shareholder value,” said Bart C. Shuldman, Chairman and Chief Executive Officer of TransAct Technologies.  “The policy reflects the strength of our balance sheet, our fundamental ability to generate free cash flow and our confidence in the future prospects of our business.”

About TransAct Technologies Incorporated

TransAct Technologies Incorporated (NASDAQ: TACT) is a leader in developing and manufacturing market-specific solutions, including printers, terminals, software and other products for transaction-based and other industries. These industries include casino, gaming, lottery, banking, kiosk, point-of-sale, food safety, hospitality, oil and gas, and medical and mobile.  Each individual market has distinct, critical requirements for printing and the transaction is not complete until the receipt and/or ticket is produced.  TransAct printers and products are designed from the ground up based on market specific requirements and are sold under the Ithaca®, Epic, EPICENTRAL® and Printrex® product brands.  TransAct distributes its printers through OEMs, value-added resellers, selected distributors, and direct to end-users.  TransAct has over two million printers installed around the world.  TransAct is committed to world-class printer service, spare parts and accessories required by a growing worldwide installed base of printers.  Beyond printers, TransAct is a leader in providing printing supplies to the full transaction printer market.  Through its TransAct Services Group, TransAct provides a complete range of supplies and consumables items used in the printing and scanning activities of customers in the hospitality, banking, retail, gaming, government and oil and gas exploration markets.  Through its webstore, http://www.transactsupplies.com, and a direct selling team, TransAct addresses the on-line demand for these products.  TransAct is headquartered in Hamden, CT.  For more information, please visit http://www.transact-tech.com or call 203.859.6800.

Forward-Looking Statements:
Certain statements in this press release include forward-looking statements. Forward-looking statements generally can be identified by the use of forward-looking terminology, such as “may”, “will”, “expect”, “intend”, “estimate”, “anticipate”, “believe” or “continue” or the negative thereof or other similar words. All forward-looking statements involve risks and uncertainties, including, but are not limited to, the Company’s ability to successfully integrate the Printrex business with its existing operations; customer acceptance and market share gains, both domestically and internationally, in the face of substantial competition from competitors that have broader lines of products and greater financial resources; introduction of new products into the marketplace by competitors; successful product development; dependence on significant customers; dependence on significant vendors; dependence on contractor manufacturers for the assembly of a large portion of our products in China; the ability to protect intellectual property; the ability to recruit and retain quality employees as the Company grows; dependence on third parties for sales outside the United States, including Australia, New Zealand, Europe, Latin America and Asia; economic and political conditions in the United States, Australia, New Zealand, Europe, Latin America and Asia; marketplace acceptance of new products; risks associated with foreign operations; availability of third-party components at reasonable prices; price wars or other significant pricing pressures affecting the Company's products in the United States or abroad;  risks associated with potential future acquisitions; and the outcome of the lawsuit between TransAct and Avery Dennison Corporation. Actual results may differ materially from those discussed in, or implied by, the forward-looking statements. The forward-looking statements speak only as of the date of this release and the Company assumes no duty to update them to reflect new, changing or unanticipated events or circumstances.

Contact:

TransAct Technologies Incorporated
Steven DeMartino, President and Chief Financial Officer
203-859-6810

ICR Inc.
William Schmitt
203-682-8200